UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 27, 2018

STATE STREET CORPORATION

(Exact name of registrant as specified in its charter)

Massachusetts	001-07511	04-2456637
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One Lincoln Street, Boston, Massachusetts		02111
(Address of principal executive offices)		(Zip Code)

617-786-3000

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 8.01.	Other Events

On September 27, 2018, State Street Corporation, a Massachusetts corporation (“State Street”), issued and sold 500,000 depositary shares (the “Depositary Shares”) each representing a 1/100th ownership interest in a share of State Street’s Fixed-to-Floating Rate Non-Cumulative Perpetual Preferred Stock, Series H, without par value per share, (the “Series H Preferred Stock”) with a liquidation preference of $100,000 per share (equivalent to $1,000 per Depositary Share), in a public offering pursuant to a registration statement on Form S-3 (File No. 333-221293) and a related base prospectus, preliminary prospectus supplement and prospectus supplement (collectively, the “Prospectus”), each as filed with the Securities and Exchange Commission. The Series H Preferred Stock was created pursuant to the filing on September 24, 2018 of Articles of Amendment (the “Articles of Amendment”) with the Secretary of the Commonwealth of the Commonwealth of Massachusetts. The sale of the Depositary Shares was made pursuant to the terms of an underwriting agreement (the “Underwriting Agreement”), dated September 20, 2018, between State Street and Goldman Sachs & Co. LLC, Morgan Stanley & Co. LLC and Wells Fargo Securities, LLC, as representatives for the several underwriters listed on Schedule I thereto. State Street received net proceeds from the offering of the Depositary Shares, after deducting expenses and underwriting discounts and commissions, of approximately $493.7 million.

In connection with the issuance of the Depositary Shares, the Company entered into a deposit agreement (the “Deposit Agreement”), dated September 27, 2018, with American Stock Transfer & Trust Company, LLC, as depositary, and the holders from time to time of depositary receipts evidencing the Depositary Shares.

The Deposit Agreement has been included as Exhibit 4.3 hereto. The Articles of Amendment and the form of certificate evidencing the Series H Preferred Stock have been included as Exhibits 4.1 and 4.2 to State Street’s Current Report on Form 8-K, filed on September 25, 2018. The Underwriting Agreement has been included as Exhibit 1.1 to State Street’s Current Report on Form 8-K, filed on September 25, 2018. The above descriptions of the Deposit Agreement, the Articles of Amendment, the form of certificate of the Series H Preferred Stock and the Underwriting Agreement are qualified in their entirety by reference to such exhibits, which are incorporated herein by reference.

Wilmer Cutler Pickering Hale and Dorr LLP, counsel to State Street, has issued an opinion to State Street, dated September 27, 2018, regarding the legality of the Depositary Shares to be issued and sold in the offering upon issuance and sale thereof. A copy of the opinion as to legality is attached hereto as Exhibit 5.1 and is incorporated herein and into the Prospectus by reference.

Item 9.01.	Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Description

1.1	Underwriting Agreement, dated September 20, 2018, between State Street Corporation and Goldman Sachs & Co. LLC, Morgan Stanley & Co. LLC and Wells Fargo Securities, LLC, as representatives for the several underwriters listed on Schedule I thereto (filed as Exhibit 1.1 to State Street’s Current Report on Form 8-K filed with the Securities and Exchange Commission on September 25, 2018 and incorporated by reference herein).

4.1	Articles of Amendment of State Street Corporation with respect to the Fixed-to-Floating Rate Non-Cumulative Perpetual Preferred Stock, Series H, filed on September 24, 2018 (filed as Exhibit 4.1 to State Street’s Current Report on Form 8-K filed with the Securities and Exchange Commission on September 25, 2018 and incorporated by reference herein).

4.2	Form of certificate representing the Fixed-to-Floating Rate Non-Cumulative Perpetual Preferred Stock, Series H. (filed as Exhibit 4.2 to State Street’s Current Report on Form 8-K filed with the Securities and Exchange Commission on September 25, 2018 and incorporated by reference herein).

4.3	Deposit Agreement, dated September 27, 2018, among State Street Corporation, American Stock Transfer & Trust Company, LLC (as depositary), and the holders from time to time of the depositary receipts.

5.1	Opinion of Wilmer Cutler Pickering Hale and Dorr LLP, dated September 27, 2018.

23.1	Consent of Wilmer Cutler Pickering Hale and Dorr LLP (contained in Exhibit 5.1 above).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

STATE STREET CORPORATION

By:	/s/ Ian Appleyard
Name:	Ian Appleyard
Title:	Executive Vice President, Global Controller and Chief Accounting Officer

Date: September 27, 2018